                  CONSENT TO IDENTIFICATION AS DIRECTOR NOMINEE



         The undersigned hereby consents to his identification as a director nominee of American Marine Recreation, Inc. in the within Registration Statement on Form SB-2.




                                                       /s/ Sir Brian  Wolfson
                                                           Sir Brian Wolfson


boattree\misc\director.con